STOCK PURCHASE AGREEMENT

                                      AMONG

                             FUSION TURKEY, L.L.C.,

      LDTS UZAK MESAFE TELEKOMUNIKASYON VE ILETISIM HIZMETLERI SAN.TIC.A.S.

                                       AND

              THE STOCKHOLDERS LISTED ON SCHEDULE 1 ATTACHED HERETO



                            -----------------------

                               MARCH 08, 2005



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                            STOCK PURCHASE AGREEMENT

            THIS AGREEMENT dated as of March [ ], 2005, is among Fusion Turkey, L.L.C., a Florida limited liability company ("Buyer"), LDTS Uzak Mesafe Telekomunikasyon ve Iletisim Hizmetleri San.Tic.A.S., a company organized under the laws of the country of Turkey (the "Company"), and the undersigned Bayram Ali BAYRAMOGLU, individually; Mecit BAYRAMOGLU Mehmet, individually; Musa BAYSAN, individually; Yahya BAYRAMOGLU, individually and Ozlem BAYSAN, individually, each as listed on Schedule 1 hereto (collectively, the "Stockholders" and each a "Stockholder").

                                   WITNESSETH

            WHEREAS each of the Stockholders owns the number of the issued and outstanding shares (collectively, the "Shares") of the common stock, no par value per share (the "Common Stock"), of the Company set forth opposite such Stockholder's name on Schedule 1 attached hereto, which Shares in the aggregate represent all (100%) of the authorized and issued shares of the capital stock of the Company;

            WHEREAS Buyer desires to acquire an aggregate of 75% of the Shares of the Company from the Shareholders (in the aggregate), and the Shareholders desire to sell the number of Shares to Buyer as set forth in Schedule 1.1, upon the terms and subject to the conditions hereinafter set forth.

            NOW THEREFORE, in consideration of the foregoing and of the covenants set forth below, the parties hereby agree as follows:


                                    SECTION
                                       1

                         PURCHASE AND SALE OF THE SHARES

            1.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Shareholders agree to sell to Buyer, and Buyer agrees to purchase from the Shareholders, the number of Shares owned by each of them as set forth opposite his name on Schedule 1.1. The aggregate purchase price for the Shares (the "Purchase Price") shall be One Hundered Thirty One Thousand andone hundered eighty three dollars and eighty nine cents Dollars (U.S.) ($131,183.89) and is payable as set forth in Section 1 and Schedule 1.1. In addition, the Buyer shall make the guarantees set forth in
Schedule 1.2 (the "Guarantees").

            1.2 Closing. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place at the Buyer's office located at 420 Lexington Avenue, Suite 518, New York, New York 10170, at 2:00 p.m. (EST) on or about March,18 2005, or at such other time or place as Buyer and the Stockholders agree (the "Closing Date").

            (a) At Closing, payment of the Purchase Price shall be made and the Guarantee as set forth in Schedule 1.2 shall be provided.

            (b) At the Closing, the Stockholders shall deliver to Buyer the certificate or certificates for the Shares owned by such Stockholder, duly endorsed or accompanied by stock powers duly endorsed in blank, satisfactory to the Buyer in all respects.

            (c) At the Closing, there shall be delivered to the respective parties the certificates and instruments provided to be delivered at the closing under Sections 6 and 7 hereof.


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                                   SECTION 2

                      REPRESENTATIONS AND WARRANTIES OF THE
                    STOCKHOLDERS WITH RESPECT TO THE COMPANY

     Each of the Stockholders, jointly and severally, represents and warrants to Buyer as of the date hereof and on and as of the Closing Date as follows:


            2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the country of Turkey and has all requisite corporate power and lawful authority to own, lease and operate its assets, properties and business and to conduct its business as and in the places where such properties are now owned, leased or operated or such business is now conducted or proposed to be conducted.

            2.2 Capitalization; Voting Rights. The authorized capital of the Company consists of 500,000 shares of Common Stock, of which 500,000 shares have been validly subscribed and issued, and non-assessable shares as of the date hereof, and represent all of the issued and outstanding shares of capital stock of the Company, as set forth on Schedule 1. There is no: (i) outstanding security of the Company convertible into or exchangeable for any share or shares of the capital of the Company; (ii) outstanding subscription, option, warrant, call, commitment, agreement or understanding (oral or written) obligating the Company to issue any share or shares of its capital stock or any security or securities of any class or kind which in any way relate to the authorized or issued capital stock of the Company or any interest therein; (iii) agreement or understanding (oral or written) (other than this Agreement) which grants to any Person (as hereinafter defined) the right to purchase or otherwise acquire any share or shares of the issued and outstanding shares of the capital stock of the Company or any interest therein, including without limitation any preemptive right, right of first refusal or co-sale right; (iv) voting trust or voting agreement or pooling agreement or proxy (oral or written) with respect to any issued and outstanding shares of the capital stock of the Company; or (v) obligation of the Company (oral or written) to purchase, redeem, or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or distribution with respect thereto.

            2.3 Consents. No consent, approval, waiver or other action by any individual, corporation, company, partnership, association, trust or other entity or organization, including any government or political subdivision or agency or instrumentality thereof (each, a "Person"), under any contract, agreement, understanding, indenture, lease, instrument or other document (oral or written) to which the Company is a party or by which it or any of the assets of the Company is bound, is required or necessary for (i) the execution, delivery and performance of this Agreement or any Related Agreement by the Stockholders or the Company or the consummation of the transactions contemplated hereby or thereby or (ii) the continuation after the consummation of the transactions contemplated hereby or thereby of any contract, agreement, indenture, lease, instrument or other document to which the Company is a party or by which it or its assets are bound.

            2.4 Authorization; No Breach. The execution and delivery by the Company of this Agreement and all the agreements contemplated herein (the "Related Agreements"), and the consummation by the Company of all transactions contemplated hereunder and thereunder by the Company, have been duly authorized by all requisite corporate action. This Agreement and the Related Agreements have been duly executed by the Company and each of the Stockholders (where applicable) and each other party thereto. This Agreement and the Related Agreements and all other agreements and obligations entered into and undertaken


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in connection with the transactions contemplated hereby or thereby to which the
Company or any of the Stockholders is a party constitute the valid and legally binding obligations of the Company and each of the Stockholders, enforceable against each of them in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity that restrict the availability of equitable remedies. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not: (i) violate, contravene or breach any provision of the Articles of Incorporation or By-laws of the Company; (ii) violate, conflict with, contravene, or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, accelerate or cancel any right or obligation of the Company or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which the Company is a party or by which it or its assets or properties may be bound or subject;
(iii) violate, contravene or breach any constitution, treaty, law, statute, code, ordinance, decree, rule, regulation, or municipal by-law, whether domestic, foreign or international, any judgment, order, writ, injunction, decision, ruling, decree or award of any governmental authority or body, or any provision of any of the foregoing applicable to or binding upon, the Company or its properties, assets or business (each, a "Law," and collectively, "Laws");
(iv) violate any license, permit, franchise, or order or other approval of any federal, provincial, state, local or foreign governmental or regulatory body (each, a "Permit", and collectively, "Permits"); or (v) result in the creation of any mortgage, pledge, charge, security interest, lien or other encumbrance (each, a "Lien") on the Shares or on any of the assets or properties of the Company.

            2.5 Subsidiaries and Other Affiliates. The Company has no subsidiaries. The Company does not directly or indirectly own or have any investment in any shares of the capital stock of, or any other proprietary interest in (including without limitation, any partnership or joint venture interest), any other Person. For this purpose, "joint venture" means any entity or contractual relationship (written or oral) pursuant to which the Company shares with any Person the profits and/or losses of any undertaking or pursuant to which the Company may be liable for the acts or undertakings of any Person.

            2.6 Corporate Records. The Company has previously delivered to Buyer true and complete copies of its Articles of Incorporation, as amended, and By-laws as currently in effect. The minute books of the Company, which have been furnished to Buyer, are complete and accurate, and contain copies of all by-laws and resolutions passed by the shareholders and directors of the Company since the date of its incorporation, all of which by-laws and resolutions have been duly passed. The share certificate books, register of shareholders, register of transfers and register of directors of the Company are complete and accurate. The financial books and records of the Company have been maintained in accordance with sound business practices and fairly, accurately and completely present and disclose in accordance with GAAP consistently applied (i) the financial position of the Company, and (ii) all transactions of the Company.

            2.7 Financial Statements. The Company has delivered to Buyer financial statements as of February 28, 2005 (which will include a balance sheet, statement of cash flows and income statement) together with the notes thereto have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such period. Except as disclosed therein, such Financial Statements are true, correct and complete, and present fairly and accurately the financial condition and position of the Company as of the dates indicated.


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            2.8 Absence of Undisclosed Liabilities. Except as set forth in
Schedule 2.8, as of the Closing Date, the Company had/has no liabilities of any nature, whether direct, indirect, accrued, absolute, contingent or otherwise(including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for Taxes due or then accrued or to become due), that were not fully and adequately reflected or reserved against on the Financial Statements of the Company. There is no existing condition, situation or set of circumstances (excluding possible changes in the Tax laws of any jurisdiction) that could reasonably be expected to result in any such liability, other than liabilities (i) fully and adequately reflected or reserved against on the Financial Statements or (ii) incurred since the Current Balance Sheet Date in the ordinary course of business consistent with past practice, which in the aggregate are not material to the Company. For purposes of this Section 2.8, "material" shall mean any amount in excess of $5,000.

            2.9 No Material Adverse Change. To the best knowledge of the Company, since the Current Balance Sheet Date February 28, 2005, there have been no changes in the assets, properties, business, operations, prospects or condition (financial or otherwise) of the Company that, individually or in the aggregate, materially and adversely affect the Company, nor does any Stockholder or executive of the Company know of any such change that is reasonably likely to occur, nor has there been any damage, destruction or loss materially and adversely affecting the assets, properties, business, operations, prospects or condition (financial or otherwise) of the Company, whether or not covered by insurance. Without limiting the generality of the foregoing since the Current Balance Sheet Date, the Company has not:

                    (i) incurred any indebtedness for borrowed money, assumed or guaranteed or otherwise become responsible for the obligations of any Person, or otherwise made or assumed any commitment, obligation or liability outside the ordinary course of business;

                    (ii) declared or paid any dividend or declared or made any other distribution of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or entered into any agreement or made any commitment with respect to the same;

                    (iii) made any loan, advance or capital contribution to or investment in any Person;

                    (iv) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, shareholders, employees, consultants, agents or other representatives;

                    (v) entered into any lease (as lessor or lessee), sold, abandoned or made any other disposition of any of its assets, properties or rights, granted or suffered any Lien or other encumbrance on any of its assets or properties, or entered into or amended any contract or other arrangement to do any of the foregoing or pursuant to which the Company agreed to indemnify any party or to refrain from competing with any party;

                    (vi) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person or entered into or amended any contract or other arrangement to do the same;

                    (vii) made any change in any method of accounting or accounting practice, waived or cancelled any material claim, account receivable, or right, or changed its pricing, credit, or payment policies;


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                    (viii) paid any long-term liability otherwise than in
accordance with its terms;

                    (ix) (A) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement)with any director, officer, shareholder, consultant, agent or employee of the Company, (B) increased the benefits payable under any existing severance or termination pay policies or employment agreement or (C) increased the compensation, bonus or other benefits payable to directors, officers or employees of the Company;

                    (x) suffered any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Current Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company; or

                    (xi) failed to comply with any Law in any respect that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the assets, properties, business, operations, prospects or conditions (financial or otherwise) of the Company.

            2.10 Accounts and Notes Receivable. All accounts and notes receivable reflected in the Financial Statements and all accounts receivable arising after the Current Balance Sheet Date (collectively, the "Accounts Receivable") have arisen in the ordinary course of business of the Company, represent valid and enforceable obligations due to the Company, and are not subject to any discount, set-off or counter-claim. All such Accounts Receivable have been collected or, to the best knowledge of the Company, are fully collectible in the ordinary course of business of the Company in the aggregate recorded amounts thereof in accordance with their terms.

            2.11 Tax Matters.

               (a) As used in this Agreement, "Taxes" shall mean all taxes, including without limitation income taxes, corporation taxes, capital taxes, excise taxes, value added and sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, goods and services taxes, stamp taxes, transfer taxes, withholding taxes, property taxes and import duties, whether or not measured in whole or in part by net income, all imposts, levies, duties, deductions, withholdings, charges, public and private pension plan contributions, social security contributions, workmen's compensation, medicare and public health contributions, regulatory fees and taxes, assessments, reassessments or fees of any nature, and all deficiencies or other additions to tax, interest and penalties owed by it; and "Tax" shall mean any one of them. The Company has paid all Taxes required to be paid by it through the date hereof (other than Taxes not yet due and payable the liability for which is adequately reserved for by the Company in the Financial Statements and other than possible adjustments as set forth in Schedule 2.8). The provisions for Taxes reflected in the Financial Statements are adequate to cover any and all Tax liabilities of the Company in respect of their respective assets, properties, business and operations during the periods covered by said Financial Statements and all prior periods.

               (b) The Company has timely filed all Tax returns required to be filed by it through the date hereof. Each of the Tax returns filed by the Company completely, correctly and accurately reflects the amount of the Company's Tax liability for the period covered thereby.

               (c) There has not been any audit of any Tax return filed by the Company, no audit of any Tax return of the Company is in progress, and the Company has not been notified by any Tax authority that any such audit is


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contemplated or pending. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best knowledge of any Stockholder, threatening to assert any Tax deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. All Tax returns of the Company have been assessed through and including the date hereof, and there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax return or the payment of any Tax or for the issue of an assessment or reassessment against the Company. All deficiencies proposed as a result of such assessments of the Tax returns have been paid and settled.

               (d) The Company has withheld from each payment made to any of its past and present shareholders, directors, officers, employees and agents the amount of all Taxes and other deductions required to be withheld and has paid or made adequate provision for the payment of such amounts to the proper receiving authorities.

               (e) The Company is not subject to and shall not be subject after the Closing Date to any assessments, levies, penalties or interest with respect to Taxes which shall result in any liability on its part in respect of any period ending on or prior to the Closing Date in excess of the amount provided for and reserved against in the Financial Statements.

            2.12 Compliance with Laws; Permits.

               (a) The Company is not in violation or default of any term of its Articles of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any Law applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company.

               (b) Schedule 2.12 sets forth a complete list of (i) all Permits and Licenses (collectively referred to as "Permits") that are material to the conduct of the Company's business.

               (c) The Company has, is in full compliance with, and is entitled to all the benefits under, all Permits that are material to the conduct of its business and the uses of its assets; such Permits have been validly issued and are in full force and effect and will continue in full force and effect upon consummation of the transactions contemplated hereunder; no violations are or have been recorded with any governmental or regulatory body in respect of any Permit; and no proceeding is pending or, to the best knowledge of the Stockholders threatened to revoke or limit any Permit.


            2.13 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company or any of its securities, assets, or properties or any Stockholder or Employee of the Company. There are no actions, proceedings (or any basis therefor), suits or claims or legal, administrative or arbitral proceedings pending against or, to the best knowledge of the Company, threatened against or affecting (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) the Company or any of its securities, assets or properties, or any Stockholder or Employee of the Company, nor, to the best knowledge of the Company, is there any investigation pending or threatened against or affecting the Company or any Stockholder or Employee of the Company, that questions the validity of this Agreement, or any of the Related Agreements or any of the Schedules or Exhibits attached hereto or the right of the Company or any Stockholder or other party to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might


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result, either individually or in the aggregate, in any material adverse change in the business, assets, intellectual property rights, liabilities, financial condition, operations, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. To the best knowledge of the Company, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect on the transactions contemplated hereby or on the assets, properties, business, operations, prospects or condition (financial or otherwise) of the Company. Turkish Telecom Authority regulative orders are deemed exceptance within this article.

            2.14 Contracts and Other Agreements.

               (a) Schedule 2.14 sets forth a list of all of the following contracts and other agreements (oral or written) to which the Company is a party or by or to which it or its assets or properties are bound or subject (collectively, the "Material Contracts"): (i) contracts and other agreements with any current or former officer, director, shareholder, employee, consultant, agent or other representative of the Company and contracts and other agreements for the payment of fees or other consideration to any entity in which any officer or director of the Company has an interest; (ii) contracts and other agreements with any labor union or association representing any employee of the Company or otherwise providing for any form of collective bargaining; (iii) contracts and other agreements for the purchase or sale of materials, supplies, equipment, merchandise, products or services providing in each instance for a purchase or sale price exceeding $10,000; (iv) contracts and other agreements for the sale of any of the assets or properties of the Company other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or referential or similar rights to purchase any of such assets or properties; (v) partnership or joint venture agreements; (vi) contracts or other agreements under which the Company agrees to indemnify any party or to share the tax liability of any party; (vii) contracts, options and other agreements for the purchase of any asset, tangible or intangible, calling for an aggregate purchase price or payments in any one year of more than $25,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements; (viii) contracts and other agreements that cannot by their terms be canceled by the Company and any successor or assignee of the Company without liability, premium or penalty on no less than thirty (30) days' notice and which provide for payments in any one year in excess of $5,000 and $10,000 in the aggregate; (ix) contracts and other agreements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements; (x) contracts and other agreements containing obligations or liabilities of any kind to holders of the securities of the Company as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws); (xi) contracts and other agreements containing covenants of the Company not to compete in any line of business or with any person or covenants of any other person not to compete with the Company in any line of business; (xii) contracts and other agreements relating to the acquisition by the Company of any operating business or the capital stock of any other person; (xiii) contracts and other agreements requiring the payment to any person of a commission or fee, including contracts or other agreements with consultants which provide for aggregate payments in excess of $10,000; (xiv) contracts, indentures, mortgages, promissory notes, loan agreements, guaranties, security agreements, pledge agreements, and other agreements relating to the borrowing of money or securing any such liability; (xv) distributorship or licensing agreements; (xvi) contracts under which the Company will acquire or has acquired ownership of, or license to, intangible property, including software (other than software licensed by the Company as an end user for less than $10,000 and not distributed by it); (xvii) leases, subleases or other agreements under which the Company is lessor or lessee of any real property or personal property and which provide for payments in any one year in excess of $5,000 and $10,000 in the aggregate; or (xviii) any other

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material contracts or other agreements whether or not made in the ordinary course of business that are in each instance material to the Company or the terms of which in each instance would have a material adverse effect on the Company's business or prospects, condition, financial or otherwise, or any of its assets or properties of the Company.

               (b) There have been delivered or made available to Buyer true and complete copies of all such Material Contracts (and all amendments, waivers or other modifications thereto) and, with respect to any oral Material Contracts, complete and accurate summaries thereof. Except as set forth on Schedule 2.14, making specific reference to the Material Contract as to which exception is taken and explaining the exception, all of such Material Contracts are valid, subsisting, in full force and effect, binding upon the Company, and to the best knowledge of the Company, binding upon the other parties thereto in accordance with their terms. The Company, and to the best knowledge of each employee of the Company each other party thereto has in all material respects performed all the obligations required to be performed by them to date, has received no notice of default and is not in default under any such Material Contracts. The Company has no present expectation or intention of not fully performing all its obligations under each Material Contract, and no employee of the Company has any knowledge of any breach or anticipated breach by the Company or any other party to any such Material Contract.

               (c) Except for this Agreement and the Related Agreements none of the officers, directors or employees of the Company, nor any person directly or indirectly controlled by, or any relative of, one or more of such officers, directors or employees (each, an "Insider" and collectively, the "Insiders"), is presently a party to any transaction or agreement with the Company (other than agreements and transactions in the ordinary course of business disclosed hereunder for services as officers, directors and employees) in connection with the business of the Company, including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director, any such employee, any relative of any officer, director or such employee or any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or of which he or she is an officer, director, trustee or partner.

               (d) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities or mortgaged or pledged, or otherwise placed or agreed to place a lien or security interest on any asset of the Company individually in excess of $10,000 or in excess of $20,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel or other expenses, or (iv) sold, exchanged, licensed, encumbered, mortgaged, pledged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

            2.15 Real Estate. The Company does not own any real property or any buildings or other structures and does not have any options or any contractual obligations to purchase or acquire any interest in real property. The leasehold interests of the Company set forth in Schedule 2.15 are subject to no Lien (other than Liens on the interests of the respective lessors that indirectly burden such leasehold interests). All such leases are in good standing and in full force and effect without amendment thereto, and the Company is entitled to all benefits under such leases.

            2.16 Personal Property. (The Company's Properties) Schedule 2.16 attached hereto sets forth (i) a true, correct and complete list of all items of tangible personal property (A) owned by the Company as of the date hereof having either a net book value per

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unit or an estimated fair market value per unit in excess of $10,000 or (B) not owned by the Company but in the possession of or used or useful in the business of the Company and having rental payments therefor in excess of $250 per month or $3,000 per year (collectively, the "Personal Property") as well as other assets (i.e. cash, etc.); and (ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by the Company and the circumstances under which such Personal Property is used. Except as disclosed in Schedule 2.16:

               (a) no officer, director, stockholder or employee of the Company, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Personal Property;

               (b) each item of Personal Property not owned by the Company is in such condition that upon the return of such Personal Property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company and the owner or lessor thereof, the obligations of the Company to such owner or lessor will be discharged;

               (c) the Personal Property is in good operating condition and repair, normal wear and tear excepted, is currently used by the Company in the ordinary course of its business and normal maintenance has been consistently performed with respect to the Personal Property; and

               (d) the Company owns or otherwise has the right to use all of the Personal Property now used or useful in the operation of its business or the use of which is necessary for or useful in the performance of any material contract, letter of intent or proposal to which the Company is a party.

            2.17 Proprietary Rights.

               (a)(i) As used in this Agreement, the term "Proprietary Rights" means all:

               (A) trademarks, service marks, trade names, franchises and copyrights and all registrations and applications to register any of the foregoing with any agency or authority;

               (B) patents, patent applications, inventions and designs, and any registration thereof with any agency or authority;

               (C) trade secrets, including all processes, know-how, technical data, shop rights, and any media or other tangible embodiment thereof and all descriptions thereof; and

               (D) other technology and intangible property, including without limitation computer programs, databases, and documentation and flow charts.

               (ii) The Company does not have any Proprietary Rights.

               (b)(i) None of the present activities or, to the best knowledge of the Company, the proposed activities, of the Company or its products or assets infringe on any Proprietary Rights of others, (ii) the Company has not received any claim or notice of any claim to that effect, and (iii) to the best knowledge of the Company, there is no existing or threatened infringement or violation by others of the Proprietary Rights of the Company.

               (c) To the best knowledge of the Company, there is no existing or threatened violation of the confidentiality of the Company's confidential information or trade secrets. The Company is not making unauthorized use of any confidential information or trade secrets of any Person, including without limitation any former employer of any past or present employees or consultants of the Company.

               (d) To the best knowledge of the Company, none of the activities of the employees or consultants of the Company on behalf of the Company violates or has violated any agreements or arrangements that any such employees or consultants have or have had with former employers. Each of the employees and consultants who contributed to the discovery or development of any of the Proprietary Rights (other than Proprietary Rights licensed to the Company by any party other than a consultant to the Company) did so in each case within the scope of his or her employment or contractual relationship with the Company.

            2.18 Title to Assets; Liens. Except as set forth on Schedule 2.18, the Company owns outright and has good, valid and marketable title to all of its assets and properties of every nature whatsoever, including Proprietary Rights and Personal Property, used in the business, including, without limitation, all of the assets and properties reflected in the Financial Statements, free and clear of any Lien, except for (i) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business consistent with past practice since the Current Balance Sheet Date or (ii) liens or other encumbrances securing the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable. There are no developments affecting any of such properties or assets pending or, to the best knowledge of the Company, threatened, that might materially detract from the value of such property or assets, materially interfere with any present or intended use of any such property or assets or materially and adversely affect the marketability of such properties or assets.

            2.19 Customers and Distributors. Schedule 2.19 sets forth all representatives and distributors of the Company's products (whether pursuant to commission, royalty or other arrangement) and the four (4) customers who account for the largest sales of the Company (collectively, the "Customers and Distributors"). To the best knowledge of the Company, the relationships of the Company with its Customers and Distributors and its suppliers are generally good commercial working relationships. No Stockholder knows of any plan or intention of any such Customer, Distributor, or supplier, and the Company has not received any written or oral threat from any Customer, Distributor or supplier, to terminate, cancel or otherwise adversely modify its relationship with the Company or to decrease materially or limit its services, supplies or materials to the Company or its usage, purchase or distribution of the services or products of the Company.

            2.20 Employee Benefit Plans. The Company does not maintain, and has not maintained, any pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, sales commission, vacation, severance, disability, life insurance, group insurance, multi-employer or other employee benefit plans, programs or other contractual arrangements, in respect of, or that otherwise cover, any of the current or former officers or employees of the Company, or their heirs or beneficiaries (collectively, the "Plans".

            2.21 Employees and Consultants. Set forth on Schedule 2.21 is a complete list of the Company's (i) employees, (ii) consultants and (iii) independent contractors who spend at least fifty percent (50%) of their professional time working for the Company, with names, current salaries and, with respect to employees, current positions with the Company. The Company generally enjoys a good employer-employee relationship with its employees. The Company is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees.

            2.22 Labor Relations; Compliance. The Company is not, and has never been, a party to any collective bargaining or other labor agreement.

            2.23 Certain Transactions. The Company is not indebted to any Insiders, in any amount whatsoever, other than for payment of salary for services rendered and reasonable expenses; none of said Insiders are indebted to the Company or, to the best knowledge of the Company, after due inquiry, have any direct or indirect ownership interest in, or any contractual relationship with, any firm, corporation, or other Person with which the Company is or was affiliated or with which the Company has a business relationship, or any firm, corporation, or other Person which, directly or indirectly, competes with the Company; and no Insider is, directly or indirectly, a party to or otherwise an interested party with respect to any contract with the Company.

            2.24 Insurance. Schedule 2.24 sets forth a list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors and officers and other insurance held by or on behalf of the Company. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the businesses engaged in by the Company and are in conformity with the requirements of all leases to which the Company is a party and, to the best knowledge of the Company, are valid and enforceable in accordance with their terms. The Company is not in default with respect to any provision contained in any such policy or binder, nor has the Company failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims in excess of $10,000 in the aggregate under all such policies and binders. The Company has not received notice of cancellation or non-renewal of any such policy or binder.

            2.25 Banks, Brokers and Proxies. Schedule 2.25 sets forth (i) the name of each bank, trust company, securities or other broker or other financial institution with which the Company has an account, credit line, or safe deposit box or vault or otherwise maintains relations; (ii) the name of each person authorized by the Company to draw on any such account or credit line, to transfer securities, or to have access to any safe deposit box or vault; (iii) the purpose of each such account, safe deposit box or vault; and (iv) the names of all persons authorized by proxies, powers of attorney or other like instruments to act on behalf of the Company in matters concerning its business or affairs. All such accounts, credit lines, safe deposit boxes and vaults are maintained by the Company for normal business purposes, and no such proxies, powers of attorney or other like instruments are irrevocable.

            2.26 Brokerage. No broker, finder, agent or similar intermediary has acted on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable by the Company, Buyer or any subsidiary that acquires the Shares in connection therewith based on any agreement, arrangement or understanding with the Company or any Stockholder or any action taken by it or any of them.

           2.27 FCPA - The Stockholders represent and warrant to Buyer that they are familiar with the U.S. Foreign Corrupt Practices Act, as amended, and the regulations adopted thereunder (the "Act"), and that the Stockholders and the Company has conducted all of its activities in full compliance with such Act and regulations. The Company, nor the Stockholders or anyone acting on its (their) behalf, has made or offered any payment or given anything of value directly or indirectly to any government official or to any official of a political party or candidate for public office in violation of the Act.

            2.28 Full Disclosure. The Schedules hereto and all documents and other papers listed therein or required to be delivered pursuant to this Agreement and the Related Agreements are true, complete, correct and authentic. No representation or warranty of any Stockholder contained in this Agreement, and, to the best knowledge of the Company and each Stockholder or executive of the Company, no document or other paper furnished by or on behalf of the Company to Buyer (or any of its agents) pursuant to this Agreement or in connection with the transactions contemplated hereby, taken as a whole, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading. There is no fact known to any Stockholder or executive of the Company that has not been disclosed to Buyer in this Agreement and the Related Agreements or the Schedules hereto and thereto that has or will have a material adverse effect on the Company or its assets, properties, business, operations, prospects or condition (financial or otherwise), or is reasonably likely to have such an effect.

            2.29 Best Knowledge. As used herein, an individual will be deemed to have "best knowledge" of a particular fact or other matter if:

               (a) such individual is actually aware of such fact or other matter;

               (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; or

               (c) it relates to any matter of Law.

            A corporation or entity (other than an individual) will be deemed to have "best knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, employee, agent, partner, executor, or trustee of such corporation or entity (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter. Without limiting the generality of the foregoing, each individual listed on Schedule 1 hereto shall be deemed to have knowledge of any fact or matter of which the Company has knowledge as provided above.


                                   SECTION 3

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each of the Stockholders, jointly and severally, represents and warrants to Buyer as of the date hereof and on and as of the Closing Date as follows:

            3.1 Title to Shares.

               (a) Each Stockholder is and will be at the Closing the holder of record and the owner of the entire beneficial interest in the Shares set forth opposite such Stockholder's name on Schedule 1 hereto, free and clear of any Lien whatsoever and without any exception whatsoever.

               (b) Each Stockholder will transfer and deliver to Buyer or its designee at the Closing a good and valid title to all of the Shares set forth opposite his or her or its name on Schedule 1, free and clear of any Lien or claim of any kind, and the entire beneficial interest therein without any exception whatsoever.

            3.2 Authority to Execute and Perform Agreements. Each Stockholder has full legal right and power to enter into, execute and deliver this Agreement and to perform in full such Stockholder's obligations hereunder. The execution, delivery and performance of this Agreement or any Related Agreement (where applicable) by each Stockholder requires no consent, approval, waiver or other action by or in respect of, or filing with, any governmental body, agency, official or authority, the landlord or any other Person. This Agreement or any Related Agreement (where applicable) has been duly executed and delivered and is the valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms.

            3.3 No Breach. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with, contravene, or result in the breach of or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which each Stockholder is a party or to which each Stockholder or each Stockholder's Shares may be bound or subject; or violate, conflict with or contravene any order, judgment, injunction, award or decree or other requirement of any court, arbitrator or governmental or regulatory body against, or binding upon, each Stockholder or each Stockholder's Shares; or violate, contravene or conflict with any statute, law, ordinance or regulation of any jurisdiction binding upon or applicable to each Stockholder or each Stockholder's Shares.

            3.4 Actions and Proceedings. There are no actions, investigations, proceedings (or any basis therefor), suits or claims or legal, administrative or arbitral proceedings pending against or, to the best knowledge of each Stockholder, threatened against or affecting each Stockholder or each Stockholder's Shares that have or may have (a) the effect of restraining, modifying or preventing the consummation of the transactions contemplated hereby or (b) a materially adverse effect on the assets, properties, business, operations, prospects, or condition (financial or otherwise) of the Company or Buyer.

            3.5 Brokerage. There are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with such Stockholder or any action taken by such Stockholder, the liability for which is or will be on the Company or Buyer.


                                   SECTION 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Stockholders as follows:

            4.1 Organization. Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

            4.2 Authority to Execute and Perform Agreements. Buyer has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully its respective obligations hereunder, and this Agreement has been duly executed and delivered and is the valid and binding obligation of Buyer enforceable in accordance with its terms except, (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity that restrict the availability of equitable remedies.

            4.3 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(i) violate any provision of the respective charter or By-laws of Buyer; (ii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Buyer or upon the securities, properties, assets or business of Buyer; (iii) violate any Law which relates to Buyer or to the securities, properties, assets or business of Buyer; (iv) violate any Permit of the Buyer; or (v) except as set forth on Schedule 4.3, require any filing with, notice to, or permit, approval or consent of any foreign, federal, state, local or other governmental or regulatory body or of any other person.

                                   SECTION 5

                            COVENANTS AND AGREEMENTS

     The parties covenant and agree as follows:

            5.1 Consummation of Agreement. Each of Buyer and the Stockholders shall use their best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by it under this Agreement and the Stockholders shall use their best efforts further to ensure that to the extent within the Stockholders' control, no breach of any of the Stockholder's representations, warranties, and agreements hereunder or contemplated hereby occurs or exists on or before the Closing Date to the end that the transactions contemplated by this Agreement shall be fully carried out.

            5.2 Further Assurances. Each of the parties shall execute such documents, further instruments and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

            5.3 Survival. Each of the parties agrees that following Closing, the following action shall be taken:

               (i) The Company will be renamed [TBD] and the Company and its shareholders shall take such action as to cause the name change to be filed with the applicable governmental authorities.

               (ii) Financials. The Company shall provide, notwithstanding whether prior to or post Closing, (i) unaudited financial statements within 5 days after the end of each month; (ii) audited financial statements within 15 days after the end of each quarter and (iii) audited financial statements within 15 days after the end of each fiscal year in accordance with U.S. GAAP in U.S. dollars. The Stockholders shall take such action as necessary to provide information regarding the Company prior to the date of this Agreement as necessary for the accountants to prepare the financial statements identified herein. The Company will use auditors appointed by Buyer. All costs and fees associated with an audit(s) shall be the Company's obligation.

               (iii) The company costs and expenses shall be financed by the shareholders with respect to their percentage of shares within the company.

               (iv) Right of First Refusal. Any stockholder wishing to sell/transfer any or all of his shares shall offer his shares to the Buyer at first. Buyer shall have the right of first refusal to purchase the Shareholder's shares post Closing. The stockholder shall be free to sell/transfer his shares to a third party only after the refusal of the Buyer.

               (v) Share Restriction. The Shares owned by Shareholders post Closing shall be restricted from trade for a period of two (2) years following Closing, or as the Company shall otherwise require. The stockholders will cause the articles of the Company to so reflect.

               (vi) Tag Along.

            If the Majority Shareholders propose to enter into a Drag-Along Sale (as defined below), upon delivery by such Majority Shareholders of a written notice to the Minority Shareholders containing the terms of the Drag-

Along Sale (the "Drag-Along Notice") neither of the Minority Shareholder shall unreasonably withheld to the drag along sale and shall sell all of such Minority Shareholder's Shares in the Drag-Along Sale on the same terms and for the same price per Share as the Majority Shareholder's Shares as set forth in the Drag-Along Notice. Each Minority Shareholder shall bear a proportionate share of any expenses attributable to the sale of the Shares in connection with the Drag-Along Sale and shall take all necessary or desirable actions, as requested by the Majority Shareholders in connection with the sale of his or their Shares. A "Drag-Along Sale" shall mean a bona fide offer from an Offeror unrelated to the Majority Shareholders to purchase or otherwise acquire for value one hundred percent (100%) of the Shares.

               (vii) Non-compete. For a period of two (2) years following Closing, or for so long as Stockholder owns stock in the Company and a period of two (2) years therafter, whichever is later, Stockholder shall not, alone or together or in association with others, whether as owner, shareholder, employee, officer, director, partner, manager, member, lender, investor, consultant, principal, agent, independent contractor, co-venturer or in any other capacity, directly or indirectly, invest in, engage in, have a financial interest in or be in any way connected or affiliated with, or render advice or service to, any person, firm, enterprise or other business that is in competition with the Company. For purposes of this Agreement, (i) the phrase "in competition with the Company" shall be deemed to include competition with the Company and its parents, subsidiaries, or its respective successors or assigns, or the businesses of any of them, and (ii) a business shall be deemed to be in competition with the Company if it is engaged in any business activity or has products or services that are the same or similar to the business activities, products or services of the Company from time to time in any geographic area in which the Company is conducting or has conducted business at any time in Turkey or any other country where the Company is conducting business. Notwithstanding the foregoing, nothing herein contained shall prevent Stockholder from acquiring and holding for investment up to two percent (2%) of any class of securities of any corporation, if such securities are listed or traded either on a national securities exchange or the Nasdaq Stock Market or the over-the-counter market or ant foreign public stock market.

               (viii) Non-Solicitation. Each Stockholder agrees that except when acting on behalf of the Company, he shall not, directly or indirectly, (1) employ, solicit, induce, engage, or be engaged by, or attempt to solicit, induce or engage any manufacturer, employee, independent contractor, consultant or salesman of the Company (whether now or hereafter engaged by the Company) to (A) terminate such employment or engagement, (B) accept employment or engagement or otherwise render services to any other person or business (wherever located, and regardless of type of business conducted), or (C) interfere with the business of the Company; (ii) solicit any manufacturers, clients or customers of the Company or interfere in any business relationship between the Company and any other person, firm or entity, including any person who was at any time an employee, consultant, contractor, advisor, supplier, lender, manufacturer or customer of the Company. Stockholder shall not disparage the Company or any of its shareholders, directors, officers, employees or agents.

               (ix) Board of Directors. The shareholders agree that there will be five board of directors where three of them shall be appointed by the Buyer. The shareholders shall take such action as to cause the change the number and the form of the board of directors to be amended in the articles of the Company and filed with the applicable governmental authorities. Parties in principle agree that for daily matters and negotiations with Turkish Telecom Authority Mr.Ali Bayramoglu shall be appointed as the represantator of the company where the details of the signatory circular to be determined and registered to the trade registrey at the first meeting of board of directors to be held after the closing.

                                    SECTION 6

            CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE

            The obligations of Buyer to enter into and complete the Closing is subject, at the option of Buyer acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, each of which is for the exclusive benefit of Buyer and not of any of the Stockholders and any one or more of which may be waived by Buyer alone:

            6.1 Representations, Warranties and Covenants. The representations and warranties of the Company and each Stockholder contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Company and each Stockholder shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. The Company and each Stockholder shall have delivered to Buyer a certificate, dated the Closing Date, to the foregoing effect and stating that all conditions to Buyer's obligations hereunder have been satisfied.

            6.2 Consents and Approvals. All consents, Permits and approvals from all Persons, including without limitation all governmental authorities and all parties to contracts or other agreements with any Stockholder or the Company, that may be required in connection with the performance by each Stockholder of his or her obligations under this Agreement, the continuance (without modification, amendment, variation or renegotiation) after the Closing of such contracts or other agreements with the Company or Buyer or any subsidiary of Buyer that acquires the Shares, and/or the acquisition and ownership of the Shares by Buyer or its subsidiary shall have been obtained.

            6.3 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the consummation of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the reasonable opinion of the Buyer, (a) the effect of restraining, modifying or preventing the consummation of such transactions or (b) a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company or Buyer.

            6.4 Delivery of Share Certificates. The Stockholders shall have delivered or caused to be delivered to Buyer or its designee the certificates for all of the Shares, which shall be all of the issued and outstanding capital shares of the Company, duly endorsed for transfer to Buyer or its designee, free and clear of any Liens or beneficial interests of any party.

            6.5 Releases. Each Stockholder shall, in form satisfactory to Buyer's counsel, have released and discharged the Company from any and all claims, demands and liabilities whatsoever arising or accruing before the Closing under each and every agreement, arrangement, Law or other state of facts.

            6.6 Certificates as to Representations and Warranties. Each of the Stockholders shall have delivered to Buyer a certificate in form and substance reasonably satisfactory to Buyer certifying as to his or her knowledge of certain representations and warranties of the Company.

            6.7 Documents. The Stockholders shall have delivered or caused the Company to deliver such documents as are set forth in Section 5.

            6.8 Additional Action. The Stockholders shall have delivered or caused the Company to deliver such additional certificates, and shall have taken such additional actions, as Buyer shall reasonably require to evidence and confirm the authorization and approval of the sale of the Shares, their assignment and transfer to Buyer or its designee, and their registration in the name of the Buyer or its designee.

            6.9 Board Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of Buyer and its parent.

            6.10 Government Approval. The Turkish Telecom Authority and all applicable entities shall have provided Buyer counsel with approval of the transactions contemplated herein.

            6.11 Capital Paid. The Buyer shall not be held responsible for the unpaid capital occured by the capital increase issued before the closing of this agreement.
            6.12 Audit. The Buyer receives fully audited financial statements as required by the Turkish Government and that conform with GAAP.

            6.13 Attorney Approval. The Buyer receives approval from its Turkish counsel that this Agreement meets the requirements of the Turkish Government and contains the necessary terms and conditions of similar stock sales transactions within Turkey.

            6.14. Due Diligence. The Company and Stockholders have provided Buyer will all of the due diligence material requested and the Buyer is satisfied, in its sole discretion, with the due diligence information.

                                   SECTION 7

      CONDITIONS PRECEDENT TO THE OBLIGATION OF THE STOCKHOLDERS TO CLOSE

            The obligation of the Stockholders to enter into and complete the Closing is subject to the fulfillment of the following conditions, each of which is for the exclusive benefit of the Stockholders and not of Buyer and any one or more of which may be waived by the Stockholders:

            7.1 Representations, Warranties and Covenants. The representations and warranties of Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. Buyer shall have delivered to the Stockholders a certificate, dated the Closing Date and signed by an officer of the Buyer, to the foregoing effect and stating that all conditions to the obligations of the Stockholders hereunder have been satisfied.

            7.2 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, which such action, suit or proceeding shall not have been stayed.

            7.3 Consents and Approvals. All consents, permits and approvals from parties to contracts or other agreements with Buyer that may be required in connection with the performance by Buyer of its obligations under this Agreement shall have been obtained.

            7.4 Board Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of LDTS Uzak Mesafe Telekomunikasyon ve Iletisim Hizmetleri San.Tic.A.S.

                                    SECTION 8

                                 INDEMNIFICATION

            8.1 Survival. All such Stockholder and Company representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder and be indemnified in accordance with this
Section 8, and, except as otherwise specifically provided in this Agreement, shall thereafter:

               (a) except as provided in clauses (b) hereof, terminate and expire at the end of the thirty-sixth (36th) full calendar month after the Closing Date;

               (b) survive forever, with respect to the representations and warranties of the Stockholders contained in Section 2.28 hereof and the representations and warranties of the Stockholders contained in Sections 3.1 through 3.4 hereof; and

            8.2 Obligation of the Stockholders to Indemnify. Each Stockholder agrees, jointly and severally, to indemnify, defend and hold harmless Buyer (and its parents, subsidiaries, directors, officers, employees, affiliates and assigns) from and against all losses, liabilities, damages, costs or expenses (including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys fees ("Losses") based upon, arising out of or otherwise in respect of: (i)any inaccuracy in or any breach of any representation, warranty, covenant or agreement of any Stockholder contained in this Agreement or in any Schedule delivered pursuant hereto; (ii) any tax claim; any fraud or wilful misconduct by any of the Stockholders or the Company; (iii) any claim relating to the terms and conditions of employment of any of the Company's employees before the Closing; (iv) any material breach of this Agreement; (v) any claims by a third party asserted against the Buyer which are related, directly or indirectly, to this Agreement, the Stockholders or the Company.

                                    SECTION 9

                                  MISCELLANEOUS

            9.1 Publicity. No public release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Stockholders, the Company and Buyer. No party shall disclose any term or terms of this Agreement to any third party without advance approval thereof by the other party except as necessary or desirable for either party to enforce its rights hereunder or as may otherwise be required by law, or as contemplated by the Confidentiality Agreement.

            9.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

            9.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two days after the date of deposit in the mails, as follows:

               (a) if to Buyer:

                       Fusion Telecommunications International, Inc. c/o Matthew D. Rosen
                       420 Lexington Avenue
                       Suite 520
                       New York, New York 10170
                       Telephone: 212-972-2000
                       Facsimile: 212-972-7884


               with a copy to:

                       Heitz & Associates, P.C.
                       345 Woodcliff Drive
                       Fairport, New York 14450
                       Telephone: 585-387-0000
                       Facsimile: 585-387-0130

               (b) if to any Stockholder before the Closing:



               with a copy to:



               (c) if to any Stockholder after the Closing, to such Stockholder's address as set forth on the signature page hereof.

Any party may by notice given in accordance with this Section 9.3 to the other parties designate another address or person for receipt of notices hereunder.

            9.4 Entire Agreement. This Agreement (including the Related Agreements, Exhibits and Schedules) contain the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect thereto.

            9.5 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and any term hereof may be waived, only by a written instrument signed by Buyer and the Stockholders or, in the case of a waiver, by Buyer or the Company, as the case may be, waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

            9.6 Governing Law. This Agreement, except for arbitration procedures, shall be governed and construed in accordance with the laws of Turkey. All disputes between the parties arising directly or indirectly out of or connected in any way with this Agreement which cannot be amicably resolved shall be finally resolved by one or three arbitrators according to the Rules of Arbitration of the International Chamber of Commerce. The place of such arbitration shall be Paris - France. The arbitration will be held in English language.

            The Arbitration shall be governed by and construed in accordance with the global rules and standards set by ICC. The prevailing party of any arbitration shall be entitled to receive from the losing party reasonable attorneys' fees and costs.

            9.7 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law or by Buyer to any of its affiliates.

            9.8 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            9.9 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

            9.10 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

            9.11. Advice. Each party to this Agreement has had sufficient opportunity to consult attorneys and accountants of their choice and each party has read this Agreement and understands the representations, warranties, obligations and the other terms and conditions set forth herein.

            9.12 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

            9.13 Severability. Any Section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall (a) be severed from any illegal, invalid or unenforceable Section or other subdivision of this Agreement, and (b) otherwise remain in full force and effect.


            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  FUSION TURKEY, L.L.C.


                                  By:
                                  --------------------------------------
                                  Name:  Roger KARAM
                                  Title: President

                                  LDTS Uzak Mesafe Telekomunikasyon ve Iletisim Hizmetleri San.Tic.A.S.

                                  By:
                                  --------------------------------------
                                  Name:

                                  STOCKHOLDERS:

                                  Bayram Ali BAYRAMOGLU

                                  By:
                                  -----------------------------------------
                                  Name:

                                  Mecit BAYRAMOGLU


                                  By:
                                  -----------------------------------------
                                  Name:

                                  Mehmet Musa BAYSAN

                                  By:
                                  -----------------------------------------
                                  Name:

                                  Yahya BAYRAMOGLU

                                  By:
                                  -----------------------------------------
                                  Name:

                                  Ozlem BAYSAN

                                  By:
                                  -----------------------------------------
                                  Name:

                                   SCHEDULE 1


PRE-CLOSING

SHAREHOLDER                                                     NUMBER OF SHARES
--------------------------------------------------------------------------------

THE FOLLOWING INFORMATION WAS PUBLISHED IN THE TURKEY TRADE REGISTRY JOURNAL ON 30.09.2004, NO: 6147.

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
NAME-SURNAME OF THE                   SHARE                   CASH SHARE AMOUNT                     TOTAL
SHAREHOLDERS
----------------------------------------------------------------------------------------------------------------------------
                                AMOUNT      PERCENT            TL                                 TL
----------------------------------------------------------------------------------------------------------------------------
Bayram Ali BAYRAMOGLU           410.000      82,00%      410.000.000.000                   410.000.000.000
----------------------------------------------------------------------------------------------------------------------------
Mecit BAYRAMOGLU                  1.500       0,30%        1.500.000.000                     1.500.000.000
----------------------------------------------------------------------------------------------------------------------------
Mehmet Musa BAYSAN                75.000      15,00%       75.000.000.000                    75.000.000.000
----------------------------------------------------------------------------------------------------------------------------
Yahya BAYRAMOGLU                  1.000       0,20%        1.000.000.000                     1.000.000.000
----------------------------------------------------------------------------------------------------------------------------
Ozlem BAYSAN                      12.500       2,50%       12.500.000.000                    12.500.000.000
----------------------------------------------------------------------------------------------------------------------------
TOPLAM                           500.000     100,00%      500.000.000.000                   500.000.000.000
----------------------------------------------------------------------------------------------------------------------------


AS ANNOUNCED IN THE TURKEY TRADE REGISTRY JOURNAL DATED ON 30.09.2004, NO: 6147, ONE FOURTH OF THE NEW CAPITAL HAS BEEN PAID ON 30.09.2004.

-------------------------------------------------------------------------------------------------
NAME-SURNAME OF THE
SHAREHOLDERS                      LEGAL DOMICILE
-------------------------------------------------------------------------------------------------
Bayram Ali BAYRAMOGLU            Resitpasa Mah. Zergerdan Sk. No:27/3 Sariyer/Istanbul
-------------------------------------------------------------------------------------------------
Mecit BAYRAMOGLU                 Resitpasa Mah. Zergerdan Sk. No:27/1 Sariyer/Istanbul
-------------------------------------------------------------------------------------------------
Mehmet Musa BAYSAN                Istasyon Mah. Meltem Sit. E Blok D:2 Tuzla/Istanbul
-------------------------------------------------------------------------------------------------
Yahya BAYRAMOGLU                 Resitpasa Mah. Zergerdan Sk. No:27/1 Sariyer/Istanbul
-------------------------------------------------------------------------------------------------
Ozlem BAYSAN                      Istasyon Mah. Meltem Sit. E Blok D:2 Tuzla/Istanbul
-------------------------------------------------------------------------------------------------

                                  SCHEDULE 1.1



POST CLOSING
                                                         PAYMENT OF
SHAREHOLDER                       NUMBER OF SHARES       PURCHASE PRICE (U.S.)
--------------------------------------------------------------------------------
Fusion Turkey, L.L.C.            375,000

Bayram Ali BAYRAMOGLU           102,500                $108,112.08

Mecit BAYRAMOGLU                375                    $395.53

Mehmet Musa BAYSAN               18,750                 $19,776.60

Yahya BAYRAMOGLU                250                    $263.68

Ozlem BAYSAN                     3,125                  $3,296.00
--------------------------------------------------------------------------------
Total                            500,000

                                  SCHEDULE 1.2

                                   GUARANTEES
POST CLOSING

SHAREHOLDER                             GUARANTEE (EUR)
-------------------------------------------------------
Fusion Turkey, L.L.C.                    187,500.00

Bayram Ali BAYRAMOGLU                    51,250.00

Mecit BAYRAMOGLU                            187.50

Mehmet Musa BAYSAN                         9,375.00

Yahya BAYRAMOGLU                            125.00

Ozlem BAYSAN                               1,562.50
-------------------------------------------------------
Total                                    250,000.00